UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/25/2007

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 25, 2007, SB Decking, Inc., an inactive subsidiary of Quaker Chemical Corporation (the "Company"), and Employers Insurance Company of Wausau ("Wausau") entered into a Claim Handling and Funding Agreement (the "Agreement"). The parties have a dispute regarding certain coverage issues on policies issued by Wausau as applied to numerous asbestos bodily injury claims brought against the Company's subsidiary. They have entered into an agreement in which, effective as of July 1, 2007, Wausau will pay twenty-seven percent (27%) of defense and indemnity costs incurred by or on behalf of the subsidiary in connection with asbestos bodily injury claims for a minimum of five (5) years. Either party can terminate the Agreement at any time after its third anniversary by giving at least two (2) years' written notice. The Agreement remains in effect unless and until such notice is given.   The Agreement is without prejudice as to the subsidiary's ability to pursue, upon termination of the Agreement, a claim against Wausau for coverage for asbestos bodily injury claims brought after the termination of the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: September 27, 2007	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Vice President, Chief Financial Officer and Treasurer